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Exhibit 10.1

PROVIDER AGREEMENT
BETWEEN
STATE OF OHIO
DEPARTMENT OF JOB AND FAMILY SERVICES
AND
WELLCARE OF OHIO, INC.

Amendment No. 1

Pursuant to Article IX.A. the Provider Agreement between the State of Ohio, Department of Job and Family Services, (hereinafter referred to as "ODJFS") and WELLCARE OF OHIO, INC. (hereinafter referred to as "MCP") for the Aged, Blind or Disabled (hereinafter referred to as "ABD") population dated December 1, 2006, is hereby amended as follows:

1. Appendix J is modified as attached.

2. All other terms of the provider agreement are hereby affirmed.

The amendment contained herein shall be effective February 15, 2007.

WELLCARE OF OHIO, INC.
BY:	/s/ Todd Farha	DATE:	2/12/2007
TODD S. FARHA, PRESIDENT & CEO
OHIO DEPARTMENT OF JOB AND FAMILY SERVICES
BY:	/s/ Helen E. Jones-Kelly, Director	DATE:	2/15/2007
HELEN E. JONES-KELLEY, DIRECTOR

APPENDIX J

FINANCIAL PERFORMANCE
ABD ELIGIBLE POPULATION

MCP : WellCare of Ohio, Inc.

 1. SUBMISSION OF FINANCIAL STATEMENTS AND REPORTS

MCPs must submit the following financial reports to ODJFS:

a. The National Association of Insurance Commissioners (NAIC) quarterly and annual Health Statements (hereafter referred to as the "Financial Statements"), as outlined in Ohio Administrative Code (OAC) rule 5101:3-26-09(B). The Financial Statements must include all required Health Statement filings, schedules and exhibits as stated in the NAIC Annual Health Statement Instructions including, but not limited to, the following sections: Assets, Liabilities, Capital and Surplus Account, Cash Flow, Analysis of Operations by Lines of Business, Five-Year Historical Data, and the Exhibit of Premiums, Enrollment and Utilization. The Financial Statements must be submitted to BMHC even if the Ohio Department of Insurance (ODI) does not require the MCP to submit these statements to ODI. A signed hard copy and an electronic copy of the reports in the NAIC-approved format must both be provided to ODJFS;

b. Hard copies of annual financial statements for those entities who have an ownership interest totaling five percent or more in the MCP or an indirect interest of five percent or more, or a combination of direct and indirect interest equal to five percent or more in the MCP;

c. Annual audited Financial Statements prepared by a licensed independent external auditor as submitted to the ODI, as outlined in OAC rule 5101:3-26-09(B);

d. Medicaid Managed Care Plan Annual Ohio Department of Job and Family Services (ODJFS) Cost Report and the auditor's certification of the cost report, as outlined in OAC rule 5101:3-26-09(B);

e. Annual physician incentive plan disclosure statements and disclosure of and changes to the MCP's physician incentive plans, as outlined in OAC rule 5101:3-26-09(B);

f. Reinsurance agreements, as outlined in OAC rule 5101:3-26-09(C);

g. Prompt Pay Reports, in accordance with OAC rule 5101:3-26-09(B). A hard copy and an electronic copy of the reports in the ODJFS-specified format must be provided to ODJFS;

Appendix J

h. Notification of requests for information and copies of information released pursuant to a tort action (i.e., third party recovery), as outlined in OAC rule 5101:3-26-09.1;

i. Financial, utilization, and statistical reports, when ODJFS requests such reports, based on a concern regarding the MCP's quality of care, delivery of services, fiscal operations or solvency, in accordance with OAC rule 5101:3-26-06(D);

j. In accordance with ORC Section 5111.76 and Appendix C, MCP Responsibilities, MCPs must submit ODJFS-specified franchise fee reports in hard copy and electronic formats pursuant to ODJFS specifications.

2. FINANCIAL PERFORMANCE MEASURES AND STANDARDS

This Appendix establishes specific expectations concerning the financial performance of MCPs. In the interest of administrative simplicity and nonduplication of areas of the ODI authority, ODJFS' emphasis is on the assurance of access to and quality of care. ODJFS will focus only on a limited number of indicators and related standards to monitor plan performance. The three indicators and standards for this contract period are identified below, along with the calculation methodologies. The source for each indicator will be the NAIC Quarterly and Annual Financial Statements.

Report Period: Compliance will be determined based on the annual Financial Statement.

a. Indicator: Net Worth as measured by Net Worth Per Member

Definition: Net Worth = Total Admitted Assets minus Total Liabilities divided by Total Members across all lines of business

Standard: For the financial report that covers calendar year 2006, a minimum net worth per member of $156.00, as determined from the annual Financial Statement submitted to ODI and the ODJFS.

The Net Worth Per Member (NWPM) standard is the Medicaid Managed Care Capitation amount paid to the MCP during the preceding calendar year, excluding the at-risk amount, expressed as a per-member per-month figure, multiplied by the applicable proportion below:

0.75 if the MCP had a total membership of 100,000 or more during that calendar year

0.90 if the MCP had a total membership of less than 100,000 for that calendar year

Appendix J

If the MCP did not receive Medicaid Managed Care Capitation payments during the preceding calendar year, then the NWPM standard for the MCP is the average Medicaid Managed Care capitation amount paid to Medicaid-contracting MCPs during the preceding calendar year, excluding the at-risk amount, multiplied by the applicable proportion above.

b.  Indicator: Administrative Expense Ratio

Definition: Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees

Standard: Administrative Expense Ratio not to exceed 15%, as determined from the annual Financial Statement submitted to ODI and ODJFS.

c. Indicator: Overall Expense Ratio

Definition: Overall Expense Ratio = The sum of the Administrative Expense Ratio and the Medical Expense Ratio

Administrative Expense Ratio = Administrative Expenses minus Franchise Fees divided by Total Revenue minus Franchise Fees

Medical Expense Ratio = Medical Expenses divided by Total Revenue minus Franchise Fees

Standard: Overall Expense Ratio not to exceed 100% as determined from the annual Financial Statement submitted to ODI and ODJFS.

Penalty for noncompliance: Failure to meet any standard on 2.a., 2.b., or I.e. above will result in ODJFS requiring the MCP to complete a corrective action plan (CAP) and specifying the date by which compliance must be demonstrated. Failure to meet the standard or otherwise comply with the CAP by the specified date will result in a new membership freeze unless ODJFS determines that the deficiency does not potentially jeopardize access to or quality of care or affect the MCP's ability to meet administrative requirements (e.g., prompt pay requirements). Justifiable reasons for noncompliance may include one-time events (e.g., MCP investment in information system products).

If the financial statement is not submitted to ODI by the due date, the MCP continues to be obligated to submit the report to ODJFS by ODI's originally specified due date unless the MCP requests and is granted an extension by ODJFS.

Appendix J

Failure to submit complete quarterly and annual Financial Statements on a timely basis will be deemed a failure to meet the standards and will be subject to the noncompliance penalties listed for indicators 2.a., 2.b., and I.e., including the imposition of a new membership freeze. The new membership freeze will take effect at the first of the month following the month in which the determination was made that the MCP was non-compliant for failing to submit financial reports timely.

In addition, ODJFS will review two liquidity indicators if a plan demonstrates potential problems in meeting related administrative requirements or the standards listed above. The two standards, 2.d and 2.e, reflect ODJFS' expected level of performance. At this time, ODJFS has not established penalties for noncompliance with these standards;
however, ODJFS will consider the MCP's performance regarding the liquidity measures, in addition to indicators 2.a., 2.b., and 2.e., in determining whether to impose a new membership freeze, as outlined above, or to not issue or renew a contract with an MCP. The source for each indicator will be the NAIC Quarterly and annual Financial Statements.

Long-term investments that can be liquidated without significant penalty within 24 hours, which a plan would like to include in Cash and Short-Term Investments in the next two measurements, must be disclosed in footnotes on the NAIC Reports. Descriptions and amounts should be disclosed. Please note that "significant penalty" for this purpose is any penalty greater than 20%. Also, enter the amortized cost of the investment, the market value of the investment, and the amount of the penalty.

d. Indicator: Days Cash on Hand

Definition: Days Cash on Hand = Cash and Short-Term Investments divided by (Total Hospital and Medical Expenses plus Total Administrative Expenses) divided by 365.

Standard: Greater than 25 days as determined from the annual Financial Statement submitted to ODI and ODJFS.

e. Indicator: Ratio of Cash to Claims Payable

Definition: Ratio of Cash to Claims Payable = Cash and Short-Term Investments divided by claims Payable (reported and unreported).

Standard: Greater than 0.83 as determined from the annual Financial Statement submitted to ODI and ODJFS.

3. REINSURANCE REQUIREMENTS

Pursuant to the provisions of OAC rule 5101:3-26-09 (C), each MCP must carry reinsurance coverage from a licensed commercial carrier to protect against inpatient-related medical expenses incurred by Medicaid members.

Appendix J

The annual deductible or retention amount for such insurance must be specified in the reinsurance agreement and must not exceed $75,000.00, except as provided below. Except for transplant services, and as provided below, this reinsurance must cover, at a minimum, 80% of inpatient costs incurred by one member in one year, in excess of $75,000.00.

For transplant services, the reinsurance must cover, at a minimum, 50% of transplant related costs incurred by one member in one year, in excess of $75,000.00.

An MCP may request a higher deductible amount and/or that the reinsurance cover less than 80% of inpatient costs in excess of the deductible amount. If the MCP does not have more than 75,000 members in Ohio, but does have more than 75,000 members between Ohio and other states, ODJFS may consider alternate reinsurance arrangements. However, depending on the corporate structures of the Medicaid MCP, other forms of security may be required in addition to reinsurance. These other security tools may include parental guarantees, letters of credit, or performance bonds. In determining whether or not the request will be approved, the ODJFS may consider any or all of the following:

a. whether the MCP has sufficient reserves available to pay unexpected claims;

b. the MCP's history in complying with financial indicators 2.a., 2.b., and I.e., as specified in this Appendix;

c. the number of members covered by the MCP;

d. how long the MCP has been covering Medicaid or other members on a full risk basis;

e. risk based capital ratio of 2.5 or higher calculated from the last annual ODI financial statement;

f. graph/chart showing the claims history for reinsurance above the previously approved deductible from the last calendar year.

The MCP has been approved to have a reinsurance policy with a deductible amount of $75,000 that covers 80% of inpatient costs in excess of the deductible amount for non-transplant services.

Penalty for noncompliance: If it is determined that an MCP failed to have reinsurance coverage, that an MCP's deductible exceeds $75,000.00 without approval from ODJFS, or that the MCP's reinsurance for non-transplant services covers less than 80% of inpatient costs in excess of the deductible incurred by one member for one year without approval from ODJFS, then the MCP will be required to pay a monetary penalty to ODJFS. The amount of the penalty will be the difference between the estimated amount,

Appendix J

as determined by ODJFS, of what the MCP would have paid in premiums for the reinsurance policy if it had been in compliance and what the MCP did actually pay while it was out of compliance plus 5%. For example, if the MCP paid $3,000,000.00 in premiums during the period of non-compliance and would have paid $5,000,000.00 if the requirements had been met, then the penalty would be $2,100,000.00.

If it is determined that an MCP's reinsurance for transplant services covers less than 50% of inpatient costs incurred by one member for one year, the MCP will be required to develop a corrective action plan (CAP).

4. PROMPT PAY REQUIREMENTS

In accordance with 42 CFR 447.46, MCPs must pay 90% of all submitted clean claims within 30 days of the date of receipt and 99% of such claims within 90 days of the date of receipt, unless the MCP and its contracted provider(s) have established an alternative payment schedule that is mutually agreed upon and described in their contract. The prompt pay requirement applies to the processing of both electronic and paper claims for contracting and non-contracting providers by the MCP and delegated claims processing entities.

The date of receipt is the date the MCP receives the claim, as indicated by its date stamp on the claim. The date of payment is the date of the check or date of electronic payment transmission. A claim means a bill from a provider for health care services that is assigned a unique identifier. A claim does not include an encounter form.

A "claim" can include any of the following: (1) a bill for services; (2) a line item of services; or (3) all services for one recipient within a bill. A "clean claim" is a claim that can be processed without obtaining additional information from the provider of a service or from a third party.

Clean claims do not include payments made to a provider of service or a third party where the timing of payment is not directly related to submission of a completed claim by the provider of service or third party (e.g., capitation). A clean claim also does not include a claim from a provider who is under investigation for fraud or abuse, or a claim under review for medical necessity.

Penalty for noncompliance; Noncompliance with prompt pay requirements will result in progressive penalties to be assessed on a quarterly basis, as outlined in Appendix N of the Provider Agreement.

5. PHYSICIAN INCENTIVE PLAN DISCLOSURE REQUIREMENTS

MCPs must comply with the physician incentive plan requirements stipulated in 42 CFR 438.6(h). If the MCP operates a physician incentive plan, no specific payment can be made directly or indirectly under this physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

Appendix J

If the physician incentive plan places a physician or physician group at substantial financial risk [as determined under paragraph (d) of 42 CFR 422.208] for services that the physician or physician group does not furnish itself, the MCP must assure that all physicians and physician groups at substantial financial risk have either aggregate or per-patient stop-loss protection in accordance with paragraph (f) of 42 CFR 422.208, and conduct periodic surveys in accordance with paragraph (h) of 42 CFR 422.208.

In accordance with 42 CFR 417.479 and 42 CFR 422.210, MCPs must maintain copies of the following required documentation and submit to ODJFS annually, no later than 30 days after the close of the state fiscal year and upon any modification of the MCP's physician incentive plan:

a. A description of the types of physician incentive arrangements the MCP has in place which indicates whether they involve a withhold, bonus, capitation, or other arrangement. If a physician incentive arrangement involves a withhold or bonus, the percent of the withhold or bonus must be specified.

b. A description of information/data feedback to a physician/group on their: 1) adherence to evidence-based practice guidelines; and 2) positive and/or negative care variances from standard clinical pathways that may impact outcomes or costs. The feedback information may be used by the MCP for activities such as physician performance improvement projects that include incentive programs or the development of quality improvement initiatives.

c. A description of the panel size for each physician incentive plan. If patients are pooled, then the pooling method used to determine if substantial financial risk exists must also be specified.

d. If more than 25% of the total potential payment of a physician/group is at risk for referral services, the MCP must maintain a copy of the results of the required patient satisfaction survey and documentation verifying that the physician or physician group has adequate stop-loss protection, including the type of coverage (e.g., per member per year, aggregate), the threshold amounts, and any coinsurance required for amounts over the threshold.

Upon request by a member or a potential member and no later than 14 calendar days after the request, the MCP must provide the following information to the member: (1) whether the MCP uses a physician incentive plan that affects the use of referral services; (2) the type of incentive arrangement; (3) whether stop-loss protection is provided; and

Appendix J

(4) a summary of the survey results if the MCP was required to conduct a survey. The information provided by the MCP must adequately address the member's request.

6. NOTIFICATION OF REGULATORY ACTION

Any MCP notified by the ODI of proposed or implemented regulatory action must report such notification and the nature of the action to ODJFS no later than one working day after receipt from ODI. The ODJFS may request, and the MCP must provide, any additional information as necessary to assure continued satisfaction of program requirements. MCPs may request that information related to such actions be considered proprietary in accordance with established ODJFS procedures. Failure to comply with this provision will result in an immediate membership freeze.